EXHIBIT 4.4
     FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of January 26, 2011 among UCI INTERNATIONAL, INC. (“UCI”), a Delaware corporation and an indirect wholly owned subsidiary of UCI Holdings Limited (the “Company"), each of the parties identified as a MERGER DATE GUARANTOR on the signature pages hereto (each, a “Merger Date Guarantor” and collectively, the “Merger Date Guarantors”) and WILMINGTON TRUST FSB, as trustee, paying agent, transfer agent and registrar under the indenture referred to below (the “Trustee”).
W I T N E S S E T H :
          WHEREAS Uncle Acquisition 2010 Corp (the “Predecessor Company”) has heretofore executed and delivered to the Trustee an indenture (the “Indenture”) dated as of January 26, 2011, in respect of the issuance of an aggregate principal amount of $400,000,000 of its 8.625% Senior Notes due 2019 (the “Notes”);
          WHEREAS the Predecessor Company has merged with and into UCI (the “Merger”) on the date hereof, and UCI is executing and delivering this Supplemental Indenture to expressly assume all the obligations of the Predecessor Company under the Notes and the Indenture;
          WHEREAS, pursuant to Section 4.11 of the Indenture, certain subsidiaries of the Company that guarantee certain other indebtedness, including indebtedness under the credit agreement dated as of January 26, 2011 (the “Credit Agreement”) among the Predecessor Company, the Company, certain subsidiaries of the Company identified as borrowers and guarantors, the lenders party thereto and Credit Suisse AG, are required to become Subsidiary Guarantors with respect to the Notes on the terms and subject to the conditions set forth herein and in Article X of the Indenture;
          WHEREAS, as a result of the Merger, the Merger Date Guarantors have become indirect subsidiaries of the Company, and, as of the date hereof, the Merger Date Guarantors have provided guarantees of indebtedness under the Credit Agreement;
          WHEREAS, each of UCI and the Merger Date Guarantors desires to enter into and deliver this Supplemental Indenture;
          WHEREAS pursuant to Section 9.01 of the Indenture, the parties hereto are authorized to execute and deliver this Supplemental Indenture;
          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, UCI and the Merger Date Guarantors mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:
          1. Capitalized Terms. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to them in the Indenture.

          2. Agreement to Assume. UCI hereby assumes all of the obligations of the Predecessor Company under the Notes and the Indenture and hereafter shall be deemed the “Issuer” for all purposes under the Notes and the Indenture.
          3. Agreement to Guarantee. Each Merger Date Guarantor hereby agrees, jointly and severally with all other Guarantors, to unconditionally guarantee the obligations of the Issuer under the Notes and the Indenture on the terms and subject to the conditions set forth in Article X of the Indenture and to be bound by all other provisions of the Indenture and the Notes applicable to a Guarantor therein.
          4. Ratification of Indenture; Supplemental Indenture Part of the Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. Following the effectiveness of this Supplemental Indenture, all of the covenants set forth in Article IV of the Indenture shall be deemed to have been applicable to UCI and the Merger Date Guarantors upon the issuance of the Notes as if UCI and the Merger Date Guarantors had been parties thereto as of the issuance of the Notes, and any action or inaction taken by UCI or any Merger Date Guarantor after the issuance of the Notes and prior to the effectiveness of this Supplemental Indenture that would have constituted a Default had UCI or such Merger Date Guarantor, as applicable, been a party to the Indenture at such time shall be deemed a Default by UCI or such Merger Date Guarantor, as applicable, under the Indenture as of the effectiveness of this Supplemental Indenture. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Note heretofore or hereafter authenticated and delivered shall be bound hereby.
          5. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.
          6. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.
          7. Duplicate Originals. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
          8. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.
          9. No Adverse Interpretation of Other Agreements. This Supplemental Indenture may not be used to interpret another indenture, loan or debt agreement (other than the Indenture) of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Supplemental Indenture.
          10. No Recourse Against Others. No (i) director, officer, employee, manager, incorporator or holder of any Equity Interests in UCI or any direct or indirect parent corporation or (ii) director, officer, employee or manager of a Merger Date Guarantor, will have any liability for

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any obligations of UCI or any Merger Date Guarantor under the Notes, this Supplemental Indenture or any Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
          11. Successors and Assigns. All covenants and agreements of UCI and the Merger Date Guarantors in this Supplemental Indenture and the Notes shall bind their respective successors and assigns. All agreements of the Trustee in this Supplemental Indenture shall bind its successors and assigns.
          12. Severability. In case any one or more of the provisions contained in this Supplemental Indenture or the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture or the Notes.
          13. Notices. Any order, consent, notice or communication given pursuant to this Supplemental Indenture shall be sufficiently given if in writing and delivered in person or mailed by first class mail, postage prepaid, addressed as follows:
     If to UCI or any Merger Date Guarantor:
Rank Group
Suite 2502
Level 25, Citigroup Centre
2 Park Street
Sydney 2000, Australia
Fax No.: +6192686693
Attn: Helen Golding
     with a copy to:
UCI International, Inc.
14601 Highway 41 North
Evansville, Indiana 47725
Fax No.: 812-867-4157
Attn: Keith Zar
          14. Amendments and Modification. This Supplemental Indenture may be amended, modified, or supplemented only as permitted by the Indenture and by written agreement of each of the parties hereto.

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          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

UCI INTERNATIONAL, INC., as Issuer
by	/s/ Helen Golding
	Name:	Helen Golding
	Title:	Vice President

UNITED COMPONENTS, INC., as a Merger Date Guarantor
by	/s/ Helen Golding
	Name:	Helen Golding
	Title:	Vice President

AIRTEX INDUSTRIES, LLC, as a Merger Date Guarantor
by	/s/ Helen Golding
	Name:	Helen Golding
	Title:	Vice President

AIRTEX PRODUCTS, LP, as a Merger Date Guarantor
by	/s/ Helen Golding
	Name:	Helen Golding
	Title:	Vice President

ASC HOLDCO, INC., as a Merger Date Guarantor
by	/s/ Helen Golding
	Name:	Helen Golding
	Title:	Vice President

[Signature Page to Supplemental Indenture]

ASC INDUSTRIES, INC., as a Merger Date Guarantor
by	/s/ Helen Golding
	Name:	Helen Golding
	Title:	Vice President

CHAMPION LABORATORIES, INC., as a Merger Date Guarantor
by	/s/ Helen Golding
	Name:	Helen Golding
	Title:	Vice President

UCI — AIRTEX HOLDINGS, INC., as a Merger Date Guarantor
by	/s/ Helen Golding
	Name:	Helen Golding
	Title:	Vice President

UCI PENNSYLVANIA, INC., as a Merger Date Guarantor
by	/s/ Helen Golding
	Name:	Helen Golding
	Title:	Vice President

UCI — WELLS HOLDINGS, L.L.C., as a Merger Date Guarantor
by	/s/ Helen Golding
	Name:	Helen Golding
	Title:	Vice President

WELLS MANUFACTURING, L.P. as a Merger Date Guarantor
by	/s/ Helen Golding
	Name:	Helen Golding
	Title:	Vice President

[Signature Page to Supplemental Indenture]

WILMINGTON TRUST FSB, as Trustee
by	/s/ Frank McDonald
	Name:	Frank McDonald
	Title:	Vice President

[Signature Page to Supplemental Indenture]